UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF TEXAS
FORT WORTH DIVISION

SECURITIES AND EXCHANGE COMMISSION,

Plaintiff,

vs.	Civil Action No.

US GLOBAL NANOSPACE, INC.,
JOHN D. ROBINSON, and
JULIE E. SEAMAN,

Defendants.

UNOPPOSED MOTION TO ENTER AGREED FINAL JUDGMENT

Plaintiff, the Securities and Exchange Commission (“Commission”), files this Unopposed Motion to Enter Agreed Final Judgment and would respectfully show the Court as follows:

1. The Commission, simultaneously with the filing of this motion, is filing suit against Defendant US Global Nanospace, Inc. (“Defendant”) alleging violations of the federal securities laws.

2. Prior to suit, the Commission and the Defendant engaged in settlement discussions, resulting in the presentation of an offer of settlement to the Commission, which the Commission accepted. The Defendant’s settlement offer is contained in a signed Consent, which the Commission is filing with the Court along with this motion.

3. Under the terms of the Consent, the Defendant agreed to the entry of an order of this Court enjoining him from future violations of the federal securities laws, which are reduced to judgment in the form of an Agreed Final Judgment.

4. Additionally, as a term of its Consent, the Defendant agreed that the Commission could present the Agreed Final Judgment to the Court without further notice. Regardless, Defendant was represented by counsel in connection with the execution of its Consent. Counsel for the Commission has conferred with counsel for the Defendant and represents that this motion is unopposed. Accordingly, the Commission respectfully requests that the Court enter the Agreed Final Judgment reflecting the terms of the parties’ settlement agreement.

Dated: September 26, 2006

Respectfully submitted,

MARSHALL GANDY
Texas Bar No. 07616500
Attorney for Plaintiff
SECURITIES AND EXCHANGE COMMISSION
Fort Worth District Office
Burnett Plaza, Suite 1900
801 Cherry Street, Unit #18
Fort Worth, Texas 76102-6882
Telephone: 817-978-6464
Fax: 817-978-4927

SEC v. US Global Nanospace, Inc., et al. PAGE 2
Unopposed Motion to Enter Agreed Final Judgment

Approved as to form and content:

______________________________
ANDREW B. HOLMES
Attorney for the Defendant
US Global Nanospace, Inc.
Beck, DeCorso, Daly, Kreindler & Harris, PC
601 West Fifth Street, 12th Floor
Los Angeles, California 90071-2025
Tel: 2213-683-2007
Fax: 213-489-7532

SEC v. US Global Nanospace, Inc., et al. PAGE 3
Unopposed Motion to Enter Agreed Final Judgment

CERTIFICATE OF SERVICE
I represent that on September 26, 2006, the foregoing document was delivered to the following persons by the methods indicated:

Via fax and U.S. Mail, First Class Postage Prepaid

ANDREW B. HOLMES
Beck, DeCorso, Daly, Kreindler & Harris, PC
601 West Fifth Street, 12th Floor
Los Angeles, California 90071-2025
Tel: 2213-683-2007
Fax: 213-489-7532

ATTORNEY FOR THE DEFENDANT
US GLOBAL NANOSPACE, INC.

____________________________________ MARSHALL GANDY

SEC v. US Global Nanospace, Inc., et al.PAGE 4
Unopposed Motion to Enter Agreed Final Judgment